SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

              Date of Report:  September 30, 1997

                   Astro Communications, Inc.
     (Exact Name of Registrant as Specified in its Charter)

                            OKLAHOMA

         (State or Other Jurisdiction of Incorporation)

1-8289                                         73-0973183
(Commission File Number)              (I.R.S. Employer Identification No.)

c/o Steven A. Hirsh, 2N LaSalle St., Suite 400, Chicago, IL  60602
(Address if Principal Executive Offices)                 (Zip Code)

                         (312) 621-0653
      (Registrant's Telephone Number, Including Area Code)

                              NONE
 (Former Name or Former Address, if Changes Since Last Report)


Item 4.   Changes in the Registrant's Certifying Accountant.

Effective September 24, 1997, the client-auditor relationship between Astro Communications, Inc. and Cooper & Lybrand L.L.P. ceased.

The Registrant, on recommendations and approval of the Board of Directors of the Registrant engaged J.H. Cohn LLP (Weidenbaum Ryder Division) 720 Palisade Avenue, Englewood Cliffs, NJ 07632 as the Certifying Accountant commencing with the year ending October 31, 1997.

For the years ended October 31, 1995 and 1996 Coopers & Lybrand L.L.P.'s opinion on Registrant's financial statements was qualified with respect to the valuation allowance on deferred income tax assets recorded by the Registrant. The Registrant's Executive Committee decided to accept such qualified opinion as it related only to deferred income tax assets under FASB 109. The Registrant has engaged J.H. Cohn LLP as its auditor for the fiscal year ending October 31,
 1997. The Registrant's Board of Directors at a September 30, 1997 meeting has unanimously approved these actions. The Registrant believes it will be better served by engaging a smaller, more local firm for its auditing needs and requirements.

During the two most recent fiscal years and the subsequent interim period up to the date of the change of accountants; there were no disagreements (except as stated above) with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                            SIGNATURES

                             FORM 8-K

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    ASTRO COMMUNICATIONS, INC.
                           (Registrant)


September 30, 1997By: /s/ Steven A. Hirsh
                       Steven A. Hirsh, President
                       Chief Financial Officer